EXHIBIT 99.1

PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	David Buell
Dan Sink, Chief Financial Officer	Manager, Financial Reporting
(317) 577-5609	(317) 713-5647
dsink@kiterealty.com	dbuell@kiterealty.com

Kite Realty Group Trust Reports
Third Quarter 2011 Results

Highlights

•	Funds From Operations was $0.11 per diluted common share for the third quarter of 2011.
•	Same Property Net Operating Income increased 5.0% over the prior year.
•	Total revenue from property operations increased 8.4% over the prior year.
•	47 new and renewal leases for 202,100 square feet were executed during the quarter for aggregate cash rent spreads of 10.8%.
•	Nordstrom Rack and The Container Store opened at Rivers Edge redevelopment in Indianapolis, Indiana.
•	Toys “R” Us/Babies “R” Us and Ross Stores opened at South Elgin Commons in Chicago, Illinois.
•	Closed on $82 million of non-recourse, secured loans on six properties each with a 10-year term at a fixed interest rate of 5.44%.

Indianapolis, Ind., November 2, 2011 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its third quarter ended September 30, 2011.  Financial statements and exhibits attached to this release include results for the three and nine months ended September 30, 2011 and 2010.

Financial and Operating Results

For the three months ended September 30, 2011, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $7.9 million, or $0.11 per diluted share, for the Kite Portfolio compared to $7.8 million, or $0.11 per diluted share, for the same period in the prior year.  The Company’s allocable share of FFO was $7.1 million for the three months ended September 30, 2011 compared to $6.9 million for the same period in 2010.

For the nine months ended September 30, 2011, FFO was $23.2 million, or $0.32 per diluted share, for the Kite Portfolio compared to $22.4 million, or $0.31 per diluted share, for the same period in the prior year.  The Company’s allocable share of FFO was $20.7 million for the nine months ended September 30, 2011 compared to $19.9 million for the same period in 2010.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. The Company believes presenting FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  A reconciliation of net income to FFO is included in the attached table.

Net loss attributable to common shareholders was $0.6 million for the third quarter of 2011 compared to a net loss in the prior year of $2.4 million.  This change is primarily attributable to a $1.9 million decrease in depreciation and amortization expense due to accelerated depreciation taken in the prior year on certain redevelopment properties. The Company’s total revenue for the third quarter of 2011 was $25.5 million, an increase from $25.2 million for the same period in 2010.  This increase is due to an improvement in revenue from recurring property operations of $1.9 million, or 8.4% as a result of improved occupancy levels and current year acquisitions.  Partially offsetting this increase was a planned decline in construction volume of $1.1 million and lower gains on land sales of $0.7 million.

Net loss attributable to common shareholders was $3.9 million for the first nine months of 2011 compared to a net loss in the prior year of $7.5 million.  This change is primarily attributable to a decrease of $3.6 million in depreciation and amortization expense due to accelerated depreciation taken in the prior year on certain redevelopment properties.  The Company’s total revenue for the first nine months of 2011 was $75.2 million, down from $75.5 million for the same period in 2010.  Revenue from recurring property operations increased $4.7 million or 7.0% for the first nine months of 2011 compared to the same period in the prior year.  Offsetting this increase was a planned decline in construction volume of $4.8 million.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer, said "We continued to lease and efficiently operate our portfolio.  Our same property NOI increased 5.0% in the third quarter and the retail portfolio increased to 93.1% leased.  We continued our focus on leasing at our in-process development projects driving an improvement in the leased percentages for all of these projects."

Operating Portfolio

As of September 30, 2011, the Company owned interests in 53 retail operating properties totaling approximately 8.1 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 93.1% leased as of September 30, 2011, compared to 92.2% leased as of September 30, 2010.  This improvement was primarily driven by an increase in the small shop leased percentage to 80.0% as of September 30, 2011, compared to 77.7% as of September 30, 2010.

In addition, the Company owns four operating commercial properties totaling 580,800 square feet.  As of September 30, 2011, the owned net rentable area of the commercial operating portfolio was 93.3% leased.  The combined retail and commercial operating portfolio leased percentage was 93.1% as of September 30, 2011.

On a same property basis, the leased percentage of 54 same store operating properties increased 0.8% to 93.2% at September 30, 2011 from 92.4% at September 30, 2010.  Same property net operating income (“NOI”) for these properties increased 5.0% in the third quarter of 2011 compared to the same period in the prior year.

Leasing Activities

During the third quarter of 2011, the Company executed 47 new and renewal leases totaling approximately 202,100 square feet with aggregate cash rent spreads of 10.8%.  New leases were signed with 25 tenants for approximately 76,400 square feet of GLA.  These leases represent a 16.4% positive cash rent spread.  A total of 22 leases for 125,700 square feet were renewed during the quarter with a 4.7% positive cash rent spread.

The Company executed multiple small shop leases during the quarter totaling 31,000 square feet at its in-process developments.  These leases have led to an improvement in the leased percentage at these properties.

Development Activities

As of September 30, 2011, the Company owned interests in four in-process development/redevelopment projects.  The total estimated cost of these projects is approximately $173.5 million, of which approximately $115.8 million had been incurred.  Development highlights for the quarter include the following:

•
At the Company’s Rivers Edge, Indianapolis redevelopment, Nordstrom Rack and The Container Store have recently opened and buy buy Baby is projected to open by the end of November.  The leased or committed percentage at this property increased to 100%.

•	Its Delray Marketplace, Florida development project is 66% pre-leased with vertical construction scheduled to commence in the fourth quarter of this year.

•
Whole Foods intends to take possession of its space at the Company’s Cobblestone Plaza, Florida development before the end of the year and open in early 2012.  The leased or committed percentage of this property has improved to 95.6% as Whole Foods opening approaches.

•	Toys “R” Us/Babies “R” Us and Ross Stores have recently opened at the Company’s South Elgin Commons, Illinois development. This 100% leased property became fully operational as of September 30, 2011.

Financing Activities

During the third quarter and through the date of this release, the Company completed the following financing activities:

•
Secured $82 million of nonrecourse loan proceeds on the following properties at a fixed interest rate of 5.44%:  Eddy Street Commons, Bayport Commons, and a four property pool which included Hamilton Crossing, Boulevard Crossing, Publix at Acworth, and Naperville Marketplace.  The net proceeds of these loans were utilized to pay down the variable rate loans on Bayport Commons, Eddy Street Commons, Glendale Town Center, and the remainder was initially used to pay down the Company’s line of credit.

•
Exercised the one-year extension option on the $20.4 million variable rate mortgage on Gateway Shopping Center, which will extend the maturity date to October 31, 2012.  The Company is currently analyzing the market value of this asset for potential sale.

As a result of these activities, the Company has no remaining 2011 debt maturities.

In addition, a construction loan commitment for approximately $62 million was received on the Company’s Delray Marketplace development project with loan closing anticipated to occur in early November.  The loan is subject to customary closing conditions.

Distributions

On September 19, 2011, the Board of Trustees declared a quarterly common share cash distribution of $0.06 per common share for the quarter ended September 30, 2011 payable to shareholders of record as of October 6, 2011.  This distribution was paid on October 13, 2011.  The Board of Trustees anticipates declaring a quarterly cash distribution for the quarter ending December 31, 2011 later in the fourth quarter.

FFO Guidance

The Company is updating its FFO guidance for the year ending December 31, 2011 from a range of $0.40 to $0.45 per diluted share to a range of $0.42 to $0.44 per diluted share.  Following is a reconciliation of estimated net loss per common share to estimated diluted FFO per share:

Guidance Range for 2011	Low	High
Net loss per diluted share	$(0.08)	$(0.06)
Depreciation and amortization	0.50	0.50
FFO per diluted share	$0.42	$0.44

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Thursday, November 3rd at 11:00 a.m. eastern time.  A live webcast of the conference call will be available online on the Company’s website at www.kiterealty.com.  The dial-in numbers are (800) 659-1942 for domestic callers and (617) 614-2710 for international callers (passcode 60902148).  In addition, a telephonic replay of the call will be available until February 4, 2012.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 30722900).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At September 30, 2011, the Company owned interests in a portfolio of 63 operating and redevelopment properties totaling approximately 9.3 million square feet and an additional two properties currently under development totaling 0.4 million square feet.

Safe Harbor

This press release contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the recent recession; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida and Texas; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	September 30, 2011	December 31, 2010
Assets:
Investment properties, at cost:
Land	$238,765,784	$228,707,073
Land held for development	34,137,679	27,384,631
Buildings and improvements	834,683,594	780,038,034
Furniture, equipment and other	5,381,232	5,166,303
Construction in progress	147,869,319	158,636,747
	1,260,837,608	1,199,932,788
Less: accumulated depreciation	(173,291,230)	(152,083,936)
	1,087,546,378	1,047,848,852
Cash and cash equivalents	9,241,422	15,394,528
Tenant receivables, including accrued straight-line rent of $10,636,463 and $9,113,712, respectively, net of allowance for uncollectible accounts	19,397,381	18,204,215
Other receivables	3,218,490	5,484,277
Investments in unconsolidated entities, at equity	21,310,480	11,193,113
Escrow deposits	14,303,077	8,793,968
Deferred costs, net	30,144,538	24,207,046
Prepaid and other assets	2,466,816	1,656,746
Total Assets	$1,187,628,582	$1,132,782,745

Liabilities and Equity:
Mortgage and other indebtedness	$675,762,674	$610,926,613
Accounts payable and accrued expenses	42,554,356	32,362,917
Deferred revenue and other liabilities	13,136,563	15,399,002
Total Liabilities	731,453,593	658,688,532
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	41,941,449	44,115,028
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 2,800,000 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	70,000,000	70,000,000
Common Shares, $.01 par value, 200,000,000 shares authorized 63,606,971 shares and 63,342,219 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	636,070	633,422
Additional paid in capital	449,650,250	448,779,180
Accumulated other comprehensive loss	(1,547,036)	(2,900,100)
Accumulated deficit	(108,744,484)	(93,447,581)
Total Kite Realty Group Trust Shareholders’ Equity	409,994,800	423,064,921
Noncontrolling Interests	4,238,740	6,914,264
Total Equity	414,233,540	429,979,185
Total Liabilities and Equity	$1,187,628,582	$1,132,782,745

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Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Minimum rent	$19,503,426	$18,292,136	$56,844,760	$53,768,732
Tenant reimbursements	4,924,929	4,246,120	14,970,159	13,347,228
Other property related revenue	852,629	1,346,672	3,155,222	3,295,520
Construction and service fee revenue	180,299	1,270,928	266,820	5,101,126
Total revenue	25,461,283	25,155,856	75,236,961	75,512,606
Expenses:
Property operating	4,488,239	4,496,055	13,940,116	12,804,258
Real estate taxes	3,488,890	3,158,006	10,441,201	9,697,406
Cost of construction and services	135,816	1,147,383	299,982	4,543,084
General, administrative, and other	1,402,299	1,260,314	4,664,671	3,891,076
Depreciation and amortization	8,797,064	10,731,138	27,867,160	31,441,383
Total expenses	18,312,308	20,792,896	57,213,130	62,377,207
Operating income	7,148,975	4,362,960	18,023,831	13,135,399
Interest expense	(6,567,870)	(6,978,767)	(18,310,016)	(21,313,368)
Income tax (expense)/benefit of taxable REIT subsidiary	(119,561)	(80,954)	(72,728)	(234,054)
Income/(loss) from unconsolidated entities	239,852	(1,847)	244,447	(100,442)
Other income	40,839	53,633	183,460	186,193
Consolidated net income/(loss)	742,235	(2,644,975)	68,994	(8,326,272)
Net loss attributable to noncontrolling interests	57,931	255,021	410,968	841,083
Net income (loss) attributable to Kite Realty Group Trust	800,166	(2,389,954)	479,962	(7,485,189)
Dividends on preferred shares	(1,443,750)	—	(4,331,250)	—
Net loss attributable to common shareholders	$(643,584)	$(2,389,954)	$(3,851,288)	$(7,485,189)

Net loss income per common share attributable to Kite Realty Group Trust common shareholders – basic and diluted	$(0.01)	$(0.04)	$(0.06)	$(0.12)

Weighted average common shares outstanding – basic and diluted	63,597,290	63,288,181	63,538,314	63,206,901
Dividends declared per common share	$0.0600	$0.0600	$0.1800	$0.1800

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Consolidated net income / (loss)	$742,235	$(2,644,975)	$68,994	$(8,326,272)
Less dividends on preferred shares	(1,443,750)	—	(4,331,250)	—
Less net (loss) income attributable to noncontrolling interests in properties	(21,049)	(42,182)	(62,825)	(96,708)
Add depreciation and amortization of consolidated entities, net of noncontrolling interests	8,656,553	10,483,967	27,523,156	30,852,578
Funds From Operations of the Kite Portfolio1	7,933,989	7,796,810	23,198,075	22,429,598
Less redeemable noncontrolling interests in Funds From Operations	(881,143)	(850,813)	(2,551,788)	(2,489,685)
Funds From Operations allocable to the Company1	$7,052,846	$6,945,997	$20,646,287	$19,939,913

Basic FFO per share of the Kite Portfolio	$0.11	$0.11	$0.32	$0.32
Diluted FFO per share of the Kite Portfolio	$0.11	$0.11	$0.32	$0.31

Basic weighted average Common Shares outstanding	63,597,290	63,288,181	63,538,314	63,206.901
Diluted weighted average Common Shares outstanding	63,833,551	63,522,229	63,818,493	63,439,031
Basic weighted average Common Shares and Units outstanding	71,443,788	71,190,157	71,389,398	71,154,942
Diluted weighted average Common Shares and Units outstanding	71,680,049	71,424,206	71,669,577	71,387,071

____________________
1
“Funds From Operations of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

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Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Number of properties at period end1	54	54		54	54

Leased percentage at period-end	93.2%	92.4%		93.2%	92.4%
Minimum rent	$17,084,313	$16,600,949		$50,120,731	$49,156,232
Tenant recoveries	4,134,886	3,831,193		12,680,348	12,300,733
Other income	38,667	21,481		186,829	122,840
	21,257,866	20,453,623		62,987,908	61,579,805

Property operating expenses	3,894,894	3,710,112		12,182,472	11,616,688
Real estate taxes	2,793,205	2,873,550		8,369,499	8,778,521
	6,688,099	6,583,662		20,551,971	20,395,209

Net operating income – same properties (54 properties)2	14,569,767	13,869,961	5.0%	42,435,937	41,184,596	3.0%

Reconciliation to Most Directly Comparable GAAP Measure:

Net operating income – same properties	$14,569,767	$13,869,961		$42,435,937	$41,184,596
Other income (expense), net	(13,769,601)	(16,259,915)		(41,955,975)	(48,669,785)
Dividends on preferred shares	(1,443,750)	—		(4,331,250)	—
Net loss attributable to common shareholders	$(643,584)	$(2,389,954)		$(3,851,288)	$(7,485,189)

____________________
1	Same Property analysis excludes Courthouse Shadows, Four Corner Square, Rivers Edge, The Centre and Bolton Plaza properties as the Company pursues redevelopment of these properties.

2
Same Property net operating income is considered a non-GAAP measure because it excludes net gains from outlot sales, write offs of straight-line rent and lease intangibles, bad debt expense and related recoveries, lease termination fees and significant prior year expense recoveries and adjustments and other significant non-recurring revenues and expenses, if any.

The Company believes that Net Operating Income (“NOI”) is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.